UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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Social Life Network, Inc.

(Name of Registrant as Specified in Its Charter)

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SOCIAL LIFE NETWORK, INC.

3465 S Gaylord Ct., Suite A509

Englewood Colorado 80113

(855) 933-3277

INFORMATION STATEMENT

PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

We are furnishing this notice and the accompanying information statement (the “Information Statement”) to the holders of shares of Class A Common Stock, par value $0.001 per share (Class A Common Stock is referred to herein as the “Common Stock”), of Social Life Network, Inc. (“we”, “our”, “us”, or the “Company”), a Nevada corporation, pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, and Section 78.320 of the Nevada Revised Statutes (the “NRS”) in connection with the approval of the Corporate Actions in 1-3 described below taken by unanimous written consent of our Board of Directors (the “Board”) and written consent of the holder of over 51% of the issued and outstanding shares of Common Stock.

The purpose of this letter is to inform you of the following 3 Corporate Actions unanimously approved by our Board of Directors and by an over 51% shareholder vote by consent as required by our bylaws and the NRS.

1.

Amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Class A Common Stock from two billion five hundred million (2,500,000,000) Common Stock Shares to ten billion (10,000,000,000) Common Stock Shares (the “Common Stock Authorized Share Increase”).

2.

Amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Preferred Stock (referred to herein as the “Preferred Stock”) from one hundred million (100,000,000) Preferred Stock Shares to Three Hundred Million (300,000,000) (the “Preferred Stock Authorized Share Increase”).

3.	Effect a Reverse Stock Split of the Common Stock Shares by a ratio of not less than 1 for 5,000 and no more than 1 for 25,000 (the “Reverse Stock Split Range”) at any time prior to the one year anniversary of filing the definitive Information Statement on Schedule 14C for the Reverse Stock split, with the Company’s Board having the discretion as to whether or not the Reverse Stock Split is to be effected, and with the exact ratio of the Reverse Stock Split to be set at a whole number within the Reverse Stock Split Range as determined by the Board in its sole discretion (the “Reverse Stock Split”).

The Corporate Actions are more fully described in the accompanying Information Statement and are collectively referred to herein as the “Corporate Actions”, and individually as the Common Stock Authorized Share Increase, Preferred Stock Authorized Share Increase, and the Reverse Stock Split. The actions were taken by Written Consent pursuant to Section 78.320 of the Nevada Revised Statutes and our Bylaws, each of which permits that any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The accompanying Information Statement is being furnished to all our stockholders in accordance with Section 14(c) of the Exchange Act and the rules promulgated by the U.S. Securities and Exchange Commission (“SEC”) thereunder, solely for the purpose of informing our stockholders of the actions taken by the Written Consent before it becomes effective.

As detailed herein, Stockholders of Record on the Record Date will be entitled to receive this notice and Information Statement.

Pursuant to Rule 14c-2 under the Exchange Act, the Corporate Actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders, on or about April 24, 2020, at which time we will file Amended and Restated Articles of Incorporation with respect to the Common Stock Authorized Shares Increase, the Preferred Stock Authorized Share Increase, and the Reverse Stock Split, the specific Reverse Stock Ratio of which will be at our Board of Director’s sole discretion. Please note that we will not adopt a specific Reverse Stock Ratio until such time that our Board of Directors votes to approve such specific Reverse Stock Ratio, and thereafter FINRA approves the Reverse Stock Split of a specific ratio, if ever.

This Information Statement will serve as written notice to stockholders pursuant to Section 78.320 of the NRS.

The Corporate Actions have been duly authorized and approved unanimously by our Board and by the written consent of 1 Consenting Stockholder voting over 51% of our outstanding voting securities. As such, your vote or consent is not requested or required. The accompanying Information Statement is provided solely for your information and serves as the notice required by the NRS and our bylaws. Our bylaws provide that the Corporate Actions may be approved without an annual meeting by unanimous written consent of our Board and by at least a 51% voting approval of the Company’s stockholders.

This Information Statement will be mailed on or about April 3, 2020 to our stockholders pursuant to Section 14(c) of the Exchange Act and will be circulated to advise the Company’s shareholders of the Corporate Actions already having been approved, specifically, the following. (a) on March 4, 2020 our Board unanimously approved the Corporate Actions and (b) on March 9, 2020, the 1 Consenting Shareholder, Ken Tapp, who holds 25,000,000 Class B Shares, which hold a value of 100 votes per each of the 25,000,000 Class B Shares, and without a meeting and by written shareholder consent, holding over 51% of our outstanding voting common stock representing 2,500,000,000 voting shares, approved the Corporate Actions.

The written Shareholder consent that we received constitutes the only stockholder approval required for the Corporate Actions under Nevada law and, as a result, no further action by any other stockholder is required to approve the Corporate Actions and we have not and will not be soliciting your approval of the Corporate Actions.

The elimination of the need for a meeting of stockholders to approve this action is made possible by our bylaws and the Nevada Statutes, which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting of our stockholders, our Board of Directors voted to utilize the written consent of the holder of at least 51% of our voting securities.

This notice and the accompanying Information Statement are being mailed to our stockholders on or about April 3, 2020. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act.

This Information Statement, which describes the above Corporate Actions in more detail, is being furnished to our shareholders for informational purposes only pursuant to Section 14(c) of the Exchange Act, and the rules and regulations prescribed thereunder. Pursuant to Rule 14c-2 under the Exchange Act, the corporate actions will not be effective until no fewer than twenty (20) calendar days after the initial mailing of the Information Statement to our shareholders, on or about April 24, 2020. Additionally, the Reverse Stock Split is subject to FINRA approval, of which there are no assurances when and if FINRA will provide such approval.

I encourage you to read the enclosed Information, which is being provided to all of our shareholders and describes the Corporate Actions in detail.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

By Order of the Board of Directors,

/s/ Ken Tapp
Chief Executive Officer/Chairman

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date of March 9, 2020, the Company’s authorized shares consist of 2,700,000,000 shares of Common Stock, $0.001 par value per share, which consist of 2,500,000,000 Class A Common Stock Shares, 100,000,000 Class B Shares, and 100,000,000 Preferred Stock Shares. As of March 19, 2020, there were 306,775,379 Class A Common Stock Shares issued and outstanding, 25,000,000 Class B Shares issued and outstanding, and there were 0 Preferred Stock Shares issued and outstanding.

Each share of Class A Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

Each Class B share of Common Stock entitles its holder to one hundred votes on each matter submitted to the stockholders.

The rights, voting or otherwise of the Preferred Shares have not been established pursuant to a Certificate of Designation of Preferences, Rights and Preferences, and currently have zero votes on each matter submitted to the stockholders, and have no equity rights. ..

One Consenting Shareholder, Ken Tapp, holding 25,000,000 Class B Shares, has 2,500,000,000 Votes, and as of the Record Date has voted in favor of the Corporate Actions by shareholder resolution dated March 9, 2020 so that no other stockholder consents will be needed in connection with this Information Statement.

THIS INFORMATION STATEMENT IS CIRCULATED TO ADVISE THE SHAREHOLDERS OF THE CORPORATE ACTION ALREADY APPROVED BY WRITTEN CONSENT OF THE SHAREHOLDER WHO HOLDS OVER 51% OF THE VOTING POWER OF OUR CAPITAL STOCK.

Please review the Information Statement included with this Notice for a more complete description of this matter. This Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Corporate Actions that we wish to advise you of are: Amendments to the Company’s Articles of Incorporation to increase the number of authorized shares of Class A Common Stock Shares from 2,500,000,000 to 10,000,000,000, increase the number of authorized shares of Preferred stock from 100,000,000 to 300,000,000, and to implement the Reverse Stock Split with a Stock Split Ratio to be determined by our Board. The Class B shares will remain at 100,000,000.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A “SAFE HARBOR” FOR FORWARD LOOKING STATEMENTS. This Information Statement contains statements that are not historical facts. These statements are called “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve important known and unknown risks, uncertainties and other factors and can be identified by phrases using “estimate,” “anticipate,” “believe,” “project,” “expect,” “intend,” “predict,” “potential,” “future,” “may,” “should” and similar expressions or words. Our future results, performance or achievements may differ materially from the results, performance or achievements discussed in the forward-looking statements. There are numerous factors that could cause actual results to differ materially from the results discussed in forward-looking statements, including: (a) changes in the market for the development of our business that may affect our earnings and financial position; (b) any financial uncertainties that could impact our results of operations; and (c) factors and risks that we have discussed in previous public reports filed with the Securities and Exchange Commission. These factors that could affect the results described by forward-looking statements contained in this Information Statement. However, it is not intended to be exhaustive; many other factors could impact our business and it is impossible to predict with any accuracy which factors could result in which negative impacts. Although we believe that the forward-looking statements contained in this Information Statement are reasonable, we cannot provide you with any guarantee that the anticipated results will be achieved. All forward-looking statements in this Information Statement are expressly qualified in their entirety by the cautionary statements contained in this section and you are cautioned not to place undue reliance on the forward-looking statements contained in this Information Statement. In addition to the risks listed above, other risks may arise in the future, and we disclaim any obligation to update information contained in any forward-looking statement.

These statements may be found under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business,” included in our Form 10-K for the period ending December 31, 2018, our Form 10-K for the period ending December 31, 2019, as well as our Forms 10-Q for the periods ending March 31, 2019, June 30, 2019, and September 30, 2019 which reports are available at sec.gov. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in the information statement generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in the information statement will in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions described herein. The assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, there are a number of other risks inherent in our business and operations, which could cause our operating results to vary markedly, and adversely from prior results or the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not a guarantee of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risks outlined under “Risk Factors” herein and in our SEC filings. The reader is cautioned that we do not have a policy of updating or revising forward-looking statements and thus the reader should not assume that silence by management of our company over time means that actual events are bearing out as estimated in such forward-looking statements.

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act, to notify the Company’s stockholders as of the Record Date of the Corporate Actions expected to be taken pursuant to the consents or authorizations of our Board and one consenting stockholder representing a majority of the voting rights of the Company’s outstanding capital stock.

One Consenting Stockholder holding in excess of fifty one (51%) of the voting power of the Company’s outstanding voting securities voted in favor of the corporate matters outlined in this Information Statement, consisting of the approval of: (a) Amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Class A Common Stock Shares from two billion five hundred million (2,500,000,000) Common Stock Shares to ten billion (10,000,000,000) Class A Common Stock Shares (the “Class A Common Stock Authorized Share Increase”); (b) Amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Preferred Stock from one hundred million (100,000,000) to three hundred million (300,000,000) (the “Preferred Stock Authorized Share Increase”); and (c) Effect a Reverse Stock Split by a ratio of not less than 1 for 5,000 and no more than 1 for 25,000 at any time prior to the one year anniversary of filing the definitive Information Statement on Schedule 14C with respect to the Reverse Stock Split, with the Company’s Board having the sole discretion as to whether or not the Reverse Stock Split is to be effected, and with the exact ratio of any Reverse Stock Split to be set at a whole number within the range as determined by the Board in its sole discretion.

Who is Entitled to Notice?

Each holder of outstanding voting securities, as of the Record Date will be entitled to notice of the Corporate Actions. One Consenting Stockholder as of the close of business on the Record Date that held in excess of fifty one (51%) of the voting power of the Company’s outstanding shares of voting securities voted in favor of the Corporate Actions on March 9, 2020.

What actions were taken by written consent?

A Stockholder holding in excess of fifty one (51%) of the voting power of the Company’s outstanding voting securities has voted in favor of the following actions: (a) Amendment to the Company’s Articles of Incorporation to effect the Common Stock Authorized Share Increase; (b) Amendment to the Company’s Articles of Incorporation to effect the Preferred Stock Authorized Share Increase; and (c) Amendment to the Company’s Articles of Incorporation to effect a Reverse Stock Split by a ratio of not less than 1 for 5,000 and no more than 1 for 25,000 at any time prior to the one year anniversary of filing the definitive Information Statement on Schedule 14C with respect to the Reverse Stock Split, with the Company’s Board of having the sole discretion as to whether or not the Reverse Stock Split is to be effected, and with the exact ratio of any Reverse Stock Split to be set at a whole number within the range as determined by the Board in its sole discretion.

What Vote is Required to Approve the Actions?

The affirmative vote of over 51% of the voting power of the Company’s voting securities outstanding on the Record Date of March 9, 2020 is required for approval of the amendment to our Articles of Incorporation.

What vote was obtained to approve the actions described in this information statement?

We obtained the approval of one holder of 25,000,000 Class B Shares entitling said holder to 2,5000,000,000 votes, representing over 51% of the voting securities.

We are distributing this Information Statement to the Company’s shareholders in satisfaction of the notice requirements we have under the Exchange Act and the NRS. We will undertake no additional action with respect to the receipt of the Board and shareholder written consents, and no appraisal rights under the NRS or otherwise are afforded to our shareholders as a result of the Corporate Actions described in this Information Statement.

This Information Statement is being furnished by us in connection with action taken by at least 51% of the voting power of our issued and outstanding voting securities. By written consent dated March 9, 2020, the holder of over 51% of the voting power voted to approve the Common Stock Authorized Share Increase, the Preferred Authorized Share Increase, and the Reverse Stock Split. We will be sending or giving this Information Statement to our stockholders on or about April 3, 2020 (assuming that the SEC will not issue any comments regarding the 14C Information Statement that would delay the mailing of the Information Statement), which will permit us to file the Definitive Information Statement. Our principal executive offices are located at 3465 S. Gaylord Court, Suite A509, Denver, Colorado and our telephone number is (855) 933-3277.

Board Approval of the Corporate Action.

On March 4, 2020, our Board of Directors unanimously approved of the Corporate Actions and recommended to the holder of over 51% of our outstanding voting securities to approve the Corporate Action.

The Shareholder Action by Written Consent

On March 9, 2020, the holder of 25,000,000 Class B Shares, our Chief Executive Officer/Chairman, Ken Tapp, voted 2,500,000,000 Votes or over 51% of our outstanding voting securities and approved the Common Stock Authorized Share Increase, the Preferred Authorized Share Increase, and the Reverse Stock Split.

No Further Voting Required

All necessary corporate and stockholder approvals have been obtained for the Common Stock Authorized Share Increase, the Preferred Authorized Share Increase, and the Reverse Stock Split. We are not seeking consent, authorizations, or proxies from you. The NRS and our bylaws provide that actions requiring a vote of the stockholders may be approved by written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Notice Pursuant to the Nevada Statutes

Pursuant to the NRS, we are required to provide prompt notice of the Corporate Actions to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by the NRS in addition to which, we will be mailing this notice to our shareholders.

Dissenters’ Rights of Appraisal

The NRS does not provide dissenters’ rights of appraisal to our stockholders in connection with the matters approved by the Written Consent.

OUTSTANDING VOTING SECURITIES

As of March 19, 2020, we had 331,775,379 issued and outstanding shares of Common A Stock of shares of Common Stock, par value $0.001 per share, such shares constituting all of our issued and outstanding Common Stock. Additionally, as of March 19, 2020, we had 2,380,933,479 common stock shares held in reserve at our transfer agent.

Our bylaws permit the holders of at least 51% of our outstanding Common Stock to approve and authorize actions by written consent as if the action were undertaken at a duly constituted meeting of our shareholders. On March 4, 2020, our Board consented in writing to approving the Common Stock Authorized Share Increase, the Preferred Stock Authorized Share Increase, and the Reverse Stock Split, and recommended that the Consenting Shareholder approve these Corporate Actions. As of March 9, 2020, the holder of an aggregate of 2,500,000,000 Voting Shares by the Consenting Shareholder representing over 51% of the total shares of our Common Stock entitled to vote on the matters set forth herein, consented in writing without a meeting to the matters described herein and approved of the Authorized Share Increase summarized below.

CORPORATE ACTIONS

The Corporate Actions described in this Information Statement will not afford shareholders the opportunity to dissent from the Corporate Actions described herein or to receive an agreed or judicially appraised value for their shares.

Our Board and the Consenting Shareholder have consented to, approved, authorized and directed the filing of the following amendments with the State of Nevada:

1.	Amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock from Two Billion Five Hundred Million (2,500,000,000) to Ten Billion (10,000,000,000) Common Stock Shares.
2.	Amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Preferred Stock from One Hundred Million (100,000,0000) to Three Hundred Million (300,000,000)
3.	Amendment to effect a Reverse Stock Split by a ratio of not less than 1 for 5,000 and no more than 1 for 25,000 (the “Reverse Stock Split Range”) at any time prior to the one year anniversary of filing the definitive Information Statement on Schedule 14C for the Reverse Stock split, with the Company’s Board of Directors having the discretion as to whether or not the Reverse Stock Split is to be effected, and with the exact ratio of the Reverse Stock Split to be set at a whole number within the Reverse Stock Split Range as determined by the Board in its discretion.

A copy of the Amendments to be filed with the Secretary of State of Nevada are attached hereto as Appendix A (Common Stock Authorized Share Increase and Preferred Stock Authorized Share Increase) and Appendix A (Reverse Stock Split).

This Information Statement is being furnished to our shareholders in connection with the Corporate Actions in 1-3 above, which were approved by unanimous written consent of our Board and the holder of an over 51% vote of our issued and outstanding common stock in lieu of a special meeting. On March 4, 2020 and March 9, 2020, our Board and the Consenting Shareholder approved the Corporate Actions in 1- 3 above, respectively.

The Consenting Shareholder has 2,500,000,000 votes through his ownership of common stock shares for over 51% of our outstanding voting stock and has executed a written consent approving the Corporate Actions in 1 -3 above. The 2,500,000,000 Votes are a result of the Consenting Shareholder holding 25,000,000 Common Stock B Shares, each Class B Share of which holds 100 votes. The elimination of the need for a meeting of shareholders to approve these actions is made possible by the NRS and our bylaws. In order to eliminate the costs involved in holding a special meeting, our Board determined to utilize the written consent of the holder of over 51% of our voting securities. Pursuant to Rule 14c-2 under the Exchange Act, the Corporate Actions will not be effective until 20 days after the mailing of this Information Statement to our stockholders. Pursuant to NRS Section 607.0704, we are required to provide notice of the taking of the corporate action without a meeting of shareholders to all shareholders who did not consent in writing to such action. This Information Statement serves as this notice. This Information Statement will be mailed on or about April 3, 2020 to our shareholders who did not consent to the Corporate Actions, and is being delivered to inform you of the Corporate Actions described herein, before it takes effect in accordance with Rule 14c-2 of the Exchange Act. We will bear the entire cost of furnishing this Information Statement.

Reasons for the Authorized Capital Increase

As of March 19, 2020, there were 331,775,379 shares of Common Stock issued and outstanding. In addition, as of the close of business on March 19, 2020, there were 2,380,933,479 shares of Common Stock that are reserved. and issuable. The Company’s Articles of Incorporation currently authorizes the issuance of up to 2,500,000,000 shares of Common Stock, par value $0.001 per share. The Company has been raising capital for its ongoing operations by entering into various Convertible Loan Agreements, which permit the lender to convert all or a portion of the debt into stock. As of March 19, 2020, the aggregate of issued common stock and reserved common stock reached the amount of 2,712,708,858. Previously, on March 4, 2020 and March 9, 2020, our Board and Consenting Shareholder determined that it is in the best interests of the Company to increase the authorized number of common stock shares from 2,500,000,000 to 10,000,000,000 in order to permit the Company to continue to borrow funds or otherwise raise funds for its ongoing business operations until such time as the Company is self-funded. In such determination, the Board considered the effect of the increase in authorized shares on its outstanding securities and the level of availability of authorized but unissued shares it deems necessary for the Company to accommodate reserve of common stock shares for the purpose of raising additional capital to fund ongoing business operations and to issue additional restricted common stock shares to raise additional capital to fund ongoing business operations.

Other than as described above, the Company has no current plan, commitment, arrangement, understanding or agreement regarding the issuance of the additional shares of Common Stock resulting from the proposed increase in the number of authorized shares of Common Stock. The additional shares of Common Stock will be available for issuance from time to time as determined by the Board.

Effect of the Authorized Capital Increase

If we issue additional shares of Common Stock (or securities convertible into, or exercisable or exchangeable for, shares of Common Stock) as described above, this could have the effect of diluting existing stockholders’ ownership. Further, depending upon the price at which shares might be issued, this may have the effect of depressing the price of shares of our Common Stock or diluting the book value of Common Stock per share or earnings per share. Additional issuances could also reduce the per share amounts available upon our liquidation, if that should occur. While the issuance of shares in certain instances may have the effect of forestalling a hostile takeover, the Board does not intend nor does it view the increase in authorized shares as an antitakeover measure, nor are we aware of any proposed or contemplated transaction of this type.

The additional authorized shares of Common Stock when issued will have the identical powers, preferences, and rights as the shares now issued and outstanding, including the right to cast one vote per share and to receive dividends, if any.

Effective Date of the Common Stock and Preferred Stock Authorized Share Increases

The Common Stock and Preferred Stock Authorized Share Increases will become effective upon the filing of a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada or at such later time as indicated in such amendment. We intend to file the Certificate of Amendment to our Articles of Incorporation regarding the Authorized Share Increase on or about the April 24, 2020 with the Secretary of State of the State of Nevada after the 20-day period following the date on which this Information Statement is first mailed to our stockholders.

Effective Date of the Reverse Stock Split

The Reverse Stock Split, the timing and the specific Reverse Stock Split Ratio of which will be determined by our Board will not become effective until we receive FINRA approval.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of March 19, 2020, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of any class of our voting securities and by each of our current directors, our named executive officers and by our current executive officers and directors as a group.

Name of Beneficial Owner		Title of Class	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (2)
LVC Consulting, LLC	(3A)	Common Stock A	59,736,667	19.5%
c/o Kenneth Tapp 3465 S. Gaylord Court, Suite A509 Denver, Colorado 80113

Kenneth Tapp	(3B)	Common Stock B	25,000,000	100%
Class B Shares 25,000,000 (2,500,000,000 votes) 100% ownership 3465 S. Gaylord Court, Suite A509 Denver, Colorado 80113

Rodosevich Investments, LLC	(4)	Common Stock A	14,736,667	4.8%
c/o Andy Rodosevich 3465 S. Gaylord Court, Suite A509 Denver, Colorado 80113

Somerset Private Fund, Ltd.	(5)	Common Stock A	13,320,000	4.3%
387 Corona Street, Suite 55 Denver, CO 80218 Somerset Private Fund, Ltd. 387 Corona Street, Suite 55 Denver, CO 80218

Mark DiSiena	(6)	Common Stock A	1,000,000	0.3%
c/o Mark DiSiena 3465 S. Gaylord Court, Suite A509 Denver, Colorado 80113

Britt Glassburn	(7)	Common Stock A	1,283,333	0.4%
c/o Britt Glassburn 3465 S. Gaylord Court, Suite A509 Denver, Colorado 80113

Brian Lazarus	(8)	Common Stock A	5,000,000	1.6%
c/o Brian Lazarus 3465 S. Gaylord Court, Suite A509 Denver, Colorado 80113

Todd Markey	(9)	Common Stock A	1,000,000	0.3%
c/o Todd Markey 3465 S. Gaylord Court, Suite A509 Denver, Colorado 80113

Lynn Murphy	(10)	Common Stock A	608,333	0.2%
c/o Todd Markey 3465 S. Gaylord Court, Suite A509 Denver, Colorado 80113

All executive officers, directors, investors, as a group	(11)	Common Stock A	96,585,000	31.5%
All executive officers, directors, as shareholders	(12)	Common Stock A	68,628,333	22.4%
All executive officers, directors, investors, as a group	(13)	Common Stock B	25,000,000	100.0%
All executive officers, directors, as shareholders	(14)	Common Stock B	25,000,000	100.0%

(1)	Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants but are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(2)	Percentage of Common A Stock is based on 306,775,375 shares of our Common A Stock issued and outstanding as of March 19, 2020 and Percentage of Common B Stock is based on 25,000,000 shares of Common B Stock issued and outstanding
(3A)	Ken Tapp was appointed as Chief Executive Officer, Chief Technology Officer, and Chairman on June 6, 2016. He was Chief Financial Officer from August 1, 2018 thru October 31, 2018.
(3B)	Ken Tapp also owns 100% of the Common B Stock of 25,000,000 shares that allows for a casting of 100 votes for every 1 Common B share, allowing Ken Tapp to vote up to Two Billion Five Hundred Million (2,500,000,000) votes with his 25,000,000 Common B Shares, which represents over 51% of the current votes.
(4)	Andrew Rodosevich was appointed as Chief Financial Officer since June 6, 2016, which he resigned from that position effective July 31, 2018.
(5)	Somerset Private Fund, Ltd. (“Somerset”) is registered in the state of Colorado. There are 6 limited partners of Somerset. Robert Stevens, Somerset’s President holds a 90% interest in Somerset. Somerset’s Board of Directors has sole dispositive and transfer power over the shares. Robert Stevens was appointed as the receiver in 2014 when we were placed into Receivership in Nevada’s 8th Judicial District (White Tiger Partners, LLC et al v. Sew Cal Logo, Inc.et al, Case No A-14-697251-C) (Dept. No.: XIII).
(6)	Mark DiSiena was appointed as Chief Financial Officer on November 1, 2018, after being our consulting from August 1, 2018 through October 31, 2018.
(7)	On January 21, 2020, our Board of Directors appointed Britt Glassburn as our Director.
(8)	On January 21, 2020, our Board of Directors appointed Brian Lazarus as our Director.
(9)	Todd Markey was hired as Director of Investor Relations on April 1, 2019, and on January 21, 2020 appointed to our Board of Directors as our Director.
(10)	On January 21, 2020, our Board of Directors appointed Lynn Murphy as our Director.
(11)	Consists of LVC Consulting, LLC (Ken Tapp); Rodosevich Investments, LLC (Andrew Rodosevich); Somerset Private Fund, Ltd., Ken Tapp, Mark DiSiena, Britt Glassburn, Brian Lazarus, Todd Markey, and Lynn Murphy.
(12)	Consists of Ken Tapp, Mark DiSiena, Britt Glassburn, Brian Lazarus, Todd Markey, Lynn Murphy
(13)	Consists of Ken Tapp
(14)	Consists of Ken Tapp

ACTION 1

AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF SHARES OF AUTHORIZED COMMON STOCK TO 10,000,000,000 SHARES OF COMMON STOCK FROM 2,5000,000,000.

Our Board and the holders of a majority of the voting securities have approved the amendment to our Articles of Incorporation (the “Amendment”) increasing our authorized shares of Common Stock from 2,500,000,000 shares to 10,000,000,000 shares. The increase in our authorized shares of Common Stock will become effective upon the filing of the Amendment with the Secretary of State of the State of Nevada. We will file the Amendment approximately (but not less than) 20 days after the definitive information statement is mailed to stockholders.

The form of the Amendment to be filed with the Secretary of State of the State of Nevada is set forth as Appendix A to this information statement.

Outstanding Shares and Purpose of the Amendment

Our Articles of Incorporation currently authorize us to issue a maximum of 2,500,000,000 shares of common stock, $0.001 per shares. As of March 19, 2020, we had: 310,128,893 shares of common stock issued and outstanding.

Our Board believes that the increase in our authorized common stock will provide us with greater flexibility with respect to our capital structure for business purposes including additional equity financings.

Effects of the Increase in Authorized Common Stock

The additional shares of common stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of common stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our common stock, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders. The number of common stock shares convertible from conversions of convertible debt and exercise of warrants reduces the number of authorized shares as they are considered common stock issuances in the total number of issued and outstanding shares along with the number of other issued common stock shares.

At present, our Board has no plans to issue the additional shares of common stock authorized by the Amendments. However, it is possible that some of these additional shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include raising capital, settlement of debt, providing equity incentives to employees, officers or directors, and establishing strategic relationships with other companies. The Company has historically funded its operations through the issuance of its securities in the form of convertible debt or common stock issuances. The additional shares of common stock will allow the Company to continue to fund its operations through the issuance of convertible debt.

We could also use the additional shares of common stock that will become available pursuant to the Amendments to oppose a hostile takeover attempt or to delay or prevent changes in control or management of our company. Although the Board’s approval of the Amendments was not prompted by the threat of any hostile takeover attempt (nor is the board currently aware of any such attempts directed at us), nevertheless, stockholders should be aware that the Amendments could facilitate future efforts by us to deter or prevent changes in control of our company, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices.

Convertible Debt

We have the following convertible notes payable as of March 19, 2020:

Note	Funding Date	Maturity Date	Interest Rate	Original Borrowing	Average Conversion Price	Number of Shares Converted	Balance at March 19, 2020
Note payable (A)	April 15, 2019	November 14, 2019	7%	$100,000	-	-	$-
Note payable (B)	April 15, 2019	April 14, 2022	10%	$67,500	-	-	-
Note payable (C)	May 24, 2019	December 23, 2019	10%	$80,000	-	-	80,000
Note payable (C)	July 3, 2019	February 2, 2020	10%	$160,000	-	-	80,000
Note payable (D)	June 12, 2019	June 11, 2020	12%	$110,000	$0.0028	39,632,417	29,618
Note payable (E)	June 26, 2019	March 25, 2020	12%	$135,000	$0.0017	15,250,000	96,455
Note payable (F)	August 7, 2019	August 6, 2020	10%	$100,000	$0.0005	111,115,731	35,000
Note payable (G)	August 21, 2019	August 20, 2020	10%	$148,500	-	-	49,500
Note payable (H)	January 28, 2020	January 27, 2021	10%	63,000	-	-	63,000
Total					$0.0011	165,998,148	$433,573

The total amount of outstanding convertible debt as of March 19, 2020 is $433,573. There is a range of discounts in the conversion price from 45% to 35%. None of the Convertible Notes have floors to the conversion price.

Number of Shares That May Be Converted

Number Conversion Shares Issuable With Closing Price of $0.0002 (03/19/20)	Number of Conversion Shares Issuable with Closing Price of 0.00025 (25% higher than $0.0002)	Number of Conversion Shares Issuable with Closing Price of $0.00015 (25% lower than $0.0002)

2,167,865,000	1,734,292,000	2,890,486,666

Shares Outstanding From Convertible Note Reserve Shares, Warrant Shares and Common Stock Shares Issuances

Shares Outstanding per Class	Reserve Shares for Warrants	Reserve Shares for Convertible Notes	Authorized But Unreserved After Common Stock Authorized Share Increase to 10,000,000,000
Class A Common: 306,775,379	9,094,853	2,029,384,615	7,654,745,153
Class B Shares: 25,000,000	-	-	75,000, 000

Interests of Certain Persons in the Action

Certain of the Company’s officers and directors may have an interest in the Amendments as a result of their ownership of shares of our common stock. However, we do not believe that our officers or directors have interests in the Amendments that are different from or greater than those of any other of our stockholders.

ACTION 2

AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF SHARES OF AUTHORIZED preferred STOCK TO 300,000,000 SHARES FROM 100,000,000.

Our Board and the holders of a majority of the voting securities have approved the amendment to our Articles of Incorporation (the “Amendment”) increasing our authorized shares of Preferred Stock from 100,000,000 shares to 300,000,000 shares. The increase in our authorized shares of Preferred Stock will become effective upon the filing of the Amendment with the Secretary of State of the State of Nevada. We will file the Amendment approximately (but not less than) 20 days after the definitive information statement is mailed to stockholders.

The form of the Amendment to be filed with the Secretary of State of the State of Nevada is set forth as Appendix A to this information statement.

Outstanding Shares

Our Articles of Incorporation currently authorize us to issue a maximum of 100,000,000 shares of Preferred Stock, $0.001 per share. As of the Record Date, we had 0 Shares of Preferred Stock issued and outstanding. We have not yet set the rights and preferences of our Preferred Shares. There will be no change to our authorized Class B Common Stock.

Purpose of the Amendment/No Present Plans or Proposals

The reason for the increase in our authorized Preferred Shares is to have additional Preferred Shares to raise capital for our operations. We have no present plans or proposals to issue Preferred Shares.

Effects of the Increase in Authorized Preferred Stock

We have not yet established the classes of Preferred Stock or rights and preferences. It is possible that some of these additional preferred shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include raising capital, settlement of debt, providing equity incentives to employees, officers or directors, and advisors, or acquisitions.

Interests of Certain Persons in the Action

Certain of the Company’s officers and directors may have an interest in the Amendment as a result of their ownership of shares of our common stock. However, we do not believe that our officers or directors have interests in the Amendment that are different from or greater than those of any other of our stockholders.

ACTION 3

AMENDMENT TO EFFECT A REVERSE STOCK SPLIT BY A RATIO OF NOT LESS THAN 1 FOR 5,000 AND NO MORE THAN 1 FOR 25,000 (THE “REVERSE STOCK SPLIT RANGE”) AT ANY TIME PRIOR TO THE ONE YEAR ANNIVERSARY OF FILING THE DEFINITIVE INFORMATION STATEMENT ON SCHEDULE 14C FOR THE REVERSE STOCK SPLIT, WITH THE COMPANY’S BOARD OF DIRECTORS HAVING THE SOLE DISCRETION AS TO WHETHER OR NOT THE REVERSE STOCK SPLIT IS TO BE EFFECTED, AND WITH THE EXACT RATIO OF THE REVERSE STOCK SPLIT TO BE SET AT A WHOLE NUMBER WITHIN THE REVERSE STOCK SPLIT RANGE AS DETERMINED BY THE BOARD IN ITS SOLE DISCRETION (THE “REVERSE STOCK SPLIT”).

Our board of directors and the holders of a majority of the voting securities have approved to effect a reverse stock split of our common stock by a ratio of not less than 1 for 5,000 and no more than 1 for 25,000 (the “Reverse Stock Split Range”) at any time prior to the one year anniversary of filing the definitive Information Statement on Schedule 14C for the Reverse Stock split, with the Company’s Board of Directors having the discretion as to whether or not the Reverse Stock Split is to be effected, and with the exact ratio of the Reverse Stock Split to be set at a whole number within the Reverse Stock Split Range as determined by the Board in its discretion. The form of the proposed amendment to the Company’s Articles to effect a Reverse Stock Split of our issued and outstanding Common Stock will be substantially as set forth on Appendix A (subject to any changes required by applicable law). The Reverse Stock Split proposal would permit (but not require) our Board to effect a Reverse Stock Split of our issued and outstanding Common Stock within the Reverse Stock Split Range. We believe that enabling our Board to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining a ratio, if any, our Board may consider, among other things, factors such as:

●	the historical trading price and trading volume of our Common Stock;
●	the number of shares of our Common Stock outstanding and held in reserve at our transfer agent;
●	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;
●	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and
●	prevailing general market and economic conditions.

Depending on the ratio for the Reverse Stock Split determined by our Board, Stockholders, and contingent upon the specific Reverse Stock Split Ratio that will ultimately be implemented, there will be a specified number shares of existing Common Stock Shares outstanding that may be combined into one share of Common Stock. Any fractional shares will be rounded up to the next whole number. The Amendment to effect the Reverse Stock Split, if any, will include only the Reverse Stock Split ratio determined by our Board to be in the best interests of our Stockholders and all of the other proposed amendments at different ratios will be abandoned.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL HAVE THE EFFECT OF SUBSTANTIALLY INCREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING SHAREHOLDERS BECAUSE THE NUMBER OF AUTHORIZED SHARES WILL BE INCREASED WHILE THE NUMBER OF SHARES ISSUED AND OUTSTANDING WILL BE DECREASED.

Purpose and Material Effects of the Reverse Stock Split

The Board of Directors believes that the low stock price and the large number of outstanding shares of our Common Stock have reached a difficult time for the Company’s investors and in connection with the Company’s operations and financial prospects As a result, the Board of Directors has proposed the Reverse Stock Split to potentially expand our business on a going forward basis, but we cannot guarantee whether we will achieve our goals for revenues and investors.

There are no plans, arrangements, understandings for the newly authorized but unissued shares that will become available following our Reverse Stock Split.

The Company will substitute one share of stock for a predetermined amount of shares of stock during a Reverse Stock Split. This activity will not change the market capitalization of the company nor will it change shareholder’s basis and valuation. An example of a reverse split is the following: Assuming a company has 5,000,000 shares of common stock issued and outstanding, at market price is $0.01 per share or $50,000 in stock value, and the company declares a 1 for 5 reverse stock split. After the reverse split, that company’s treasury as well outstanding shareholders will have 1/5 the number of shares or there will be 1,000,000 shares issued and outstanding. Accordingly, the market capitalization and total shareholder value will remain unchanged but with market price of  $0.05 per share or $50,000. If an individual investor owned 5,000 shares of that company before the split at $0.01 per share valued at $500, he or she will own 1,000 shares at $0.05 after the split with the exact same value of $500. The investor ’s basis in the stock is neither better nor worse, except that such company hopes the higher stock price will attract more investors to the benefit of the shareholders. There is no assurance that that company’s stock price will rise in value after a reverse split or that suitable investors will emerge.

The Board believes that the Reverse Stock Split may improve the price level of our Common Stock and that the higher share price could help generate interest in the Company among investors and other business opportunities. However, the effect of the reverse split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the reverse split will rise in proportion to the increase in the number of shares of Common Stock outstanding resulting from the reverse split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

The reverse split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any of our stockholders owning a fractional share. All stockholders holding a fractional share shall be issued an additional share. The principal effect of the Reverse Stock Split will be that the number of shares of Common Stock issued and outstanding will be reduced from the shares of Common Stock outstanding to a specified number of shares of Common Stock, pursuant to the specific Reverse Stock Split Ratio determined by our Board. The Reverse Stock Split will affect the shares of common stock outstanding. The Reverse Stock Split will not affect the par value of our Common Stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to less than the present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

The Reverse Stock Split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Stockholders should recognize that they will own fewer numbers of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the Reverse Stock Split amendment divided by a number specific to the Stock Split Ratio). While we expect that the Reverse Stock Split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the Reverse Stock Split will increase the potential market price of our Common Stock (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. In addition, the Reverse Split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse split will achieve the desired results that have been outlined above.

Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

The Company currently does not have any plans, arrangements or understandings, written or oral, to issue any of the authorized but unissued shares that would become available as a result of the Reverse Stock Split. In addition to increasing the market price of our Common Stock, the Reverse Stock Split would also reduce certain of our costs, as discussed below. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in the Company’s and our Stockholders’ best interests.

Reducing the number of outstanding shares of our Common Stock should, absent other factors, increase the per share market price of our Common Stock, although we cannot provide any assurance that the post reverse stock split price would remain following the Reverse Stock Split.

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split would become effective upon the filing of the Amendment with the Secretary of State of the State of Nevada, which filing is contingent upon approval of the Reverse Stock Split by FINRA.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

As of March 19, 2020, there were 331,775,379 common shares outstanding. Depending on the ratio for the Reverse Stock Split determined by our board of directors, a number of shares commensurate with the Reverse Stock Ratio of not less than 1 for 5,000 and no more than 1 for 25,000, of existing Common Stock will be combined into one new share of Common Stock. The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the Reverse Stock Split ratio that is ultimately determined by our Board.

The actual number of shares issued after giving effect to the specific Reverse Stock Split, if implemented, will depend on the Reverse Stock Split ratio that is ultimately determined by our Board.

The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any Stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will be rounded up to the next whole number. In addition, the Reverse Stock Split will not affect any Stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The implementation of the Reverse Stock Split will result in an increased number of available authorized shares of Common Stock. The resulting increase in such availability in the authorized number of shares of Common Stock could have a number of effects on the Company’s Stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase in available authorized shares for issuance could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent stockholders. Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Apart from our Class B shares, the Company does not have any other provisions in its Articles of Incorporation, Bylaws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

Additionally, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of authorized Common Stock that will become newly available as a result of the implementation of the Reverse Stock Split will reduce the current Stockholders’ percentage ownership interest in the total outstanding shares of Common Stock.

The Company may issue the additional shares of authorized Common Stock that will become available as a result of the Reverse Stock Split without the additional approval of its Stockholders.

The Reverse Stock Split may result in some Stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, our Common Stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended. Our Common Stock will continue to be listed on the OTC Markets Pink under the symbol “WDLF.”

No Effect of Reverse Stock Split On Number of Ten Billion Authorized Shares

After the Reverse Stock Split, there will be no proportional decrease in the number of authorized common stock shares of Ten Billion (10,000,000,000). Based on 310,128,893 Common Stock Shares outstanding and a Reverse Stock Split of 1 for 5,000 and 1 for 25,000, there would be 62,025,778 shares and 12,405,155 shares available for issuance, respectively.

Summary Chart of Shares Issuable With Reverse Stock Split of 1 for 5000 and 1 for 25,000

			Shares Issuable Post Reverse Stock Split		Shares Issuable Post Reverse Stock Split
Securities	Shares Issued as of 3/19/20		(Post-Reverse Stock Split 1 for 5,000)		(Post-Reverse Stock Split 1 for 25,000)
Class A Common	306,775,375		61,355		12,271
Convertible Note	2,167,865,000		433,573		86,715
Convertible Note Reserve	2,020,384,615		404,078		80,815
Subtotal	4,495,024,990		899,006		179,801
Authorized	10,000,000,000		10,000,000,000		10,000,000,000
Remaining to be Authorized	5,504,975,010	*	9,998,899,006	*	9,999,779,801	*

*There is no effect upon the number of authorized shares pursuant to the Reverse Stock Split.

Beneficial Holders of Common Stock (i.e. Stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by Stockholders through a bank, broker, custodian or other nominee in the same manner as registered Stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered Stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. Stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These Stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split Common Stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Until surrendered, we will deem outstanding certificates representing shares of our Common Stock (the “Old Certificates”) held by Stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split Common Stock to which these Stockholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for certificates representing the appropriate number of whole shares of post-Reverse Stock Split Common Stock (the “New Certificates”). If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we will not issue certificates representing fractional shares. In lieu of issuing fractions of shares, we will round up to the next whole number.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the Reverse Stock Split ratio determined by the Board, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Stock Split ratio determined by the Board, subject to our treatment of fractional shares.

Accounting Matters

The proposed amendment to the Company’s Articles of Incorporation, as amended, will not affect the par value of our Common Stock per share, which will remain $0.001 par value per share. As a result, as of the Effective Time, the stated capital attributable to Common Stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock:

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder. This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a Stockholder generally will not recognize gain or loss on the Reverse Stock Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Stock Split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the Reverse Stock Split.

No Appraisal Rights

Under Florida law and our charter documents, holders of our Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split.

BACKGROUND – BUSINESS

We license our Social Life Network SaaS (Software as a Service) Internet Platform (hereafter referred to as the “Platform”) to niche industries for an annual license fee and/or a percentage of profits. Our Platform is a cloud-based social network and E-Commerce system that can be accessed by a web browser or mobile application that allows end-users to socially connect with one another and their customers to market and advertise their products and services. The Platform can be customized to suit virtually any international niche industry or sub-culture, such as hunting and fishing, tennis, real estate professionals, health and fitness, and charity causes. Our wholly owned subsidiary, MjLink.com, Inc. (“MjLink”) owns and operates cannabis and hemp industry Platforms through MjLink from which we generate advertising and digital subscription revenue. MjLink also includes an event division that will provide many industry tradeshows and conferences to its vast audience of platform members, the majority of which use MjLink.com and WeedLife.com year-round.

We have filed our Form 10-K for our fiscal year 2018 and our latest quarterly report for our quarter ending September 30, 2019, both of which may be accessed at sec.gov.

INFORMATION ON CONSENTING STOCKHOLDER

Pursuant to the Company’s Bylaws and the Nevada Statutes, a vote by the holders of at least 51% of the outstanding voting capital of the Company entitled to vote (the “Voting Shares”) is required to effect the action described herein. As of March 19, 2020, the Company had 2,806,775,379 voting shares issued and outstanding (the “Voting Shares”) consisting of 331,775,379 Common Stock Shares outstanding, which included a total of 306,775,379 Class A Common Stock Shares and 25,000,000 Class B Shares issued and outstanding.

The Consenting Shareholder is the record and beneficial owner of 25,000,000 Class B shares, which are equal to 2,500,000,000 votes of common shares of the Company’s common stock, represents over 51% of the Voting Shares.

Pursuant to the Company’s Bylaws and the Nevada Statutes, the Consenting Stockholder voted in favor of the Corporate Actions described herein in a written stockholder consent dated March 9, 2020. No consideration was paid for the consent. The Consenting Stockholder’s name, affiliation, with the Company and his beneficial holdings are as follows:

Name	Affiliation	Class B Votes(2)	Percentage
Kenneth Tapp	Chairman/CEO/CTO/ Shareholder	2,500,000,000	over 51%

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

All directors of our company hold office until the next annual meeting of our stockholders or until their successors have been elected and qualified, or until their death, resignation or removal. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Our directors and executive officers, their ages, positions held, and duration of such, are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed
Kenneth S. Tapp	Chairman, Chief Executive Officer & Chief Technology Officer	49	June 6, 2016
Mark DiSiena	Chief Financial Officer & Chief Accounting Officer	53	November 1, 2018
Britt Glassburn	Director	52	January 21, 2020
Brian Lazarus	Director	63	January 21, 2020
Todd Markey	Director	34	January 21, 2020
Lynn Murphy	Director	56	January 21, 2020

Business Experience

The following is a brief account of the education and business experience of directors and executive officers during at least the past five years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed:

Kenneth S. Tapp, Chairman of the Board, Chief Executive Officer, Chief Technology Officer

Ken Tapp has served as our Chief Executive Officer/Chairman/Chief Technology Officer since our inception in June 2016 and prior to, since January 2013, as the private company, Social Life Network (f/k/a Life Marketing, Inc.). Ken Tapp was the Vice President of Engineering at HomeBuilder.com & Realtor.com from 1996 through their IPO in August of 1999. Ken Tapp went on to launch one of the largest and most successful real estate industry SaaS platforms, that was used by as many as 1,300,000 real estate offices and 57,000 home builders from 2001 through 2011 in the US, Australia, New Zealand, Canada and the United Kingdom. The SaaS platform provided listing data access to companies like Trulia, Zillow, News Corp, Gannett, Clear Channel, Realtor.com, and many other digital media outlets until Ken Tapp sold the company in late 2011.

Mark DiSiena, Chief Financial Officer & Chief Accounting Officer

Mark DiSiena joined the executive team on August 1, 2018 and effective November 1, 2018 was appointed as our Chief Financial Officer and Chief Accounting Officer. Prior joining Social Life Network, Mr. DiSiena was a consultant at Cresset Advisors from January 2016 to October 2018. Previously, Mr. DiSiena served in related leadership roles, including: Chief Financial Officer of Cherokee, Inc (NASDAQ: CHKE) from November 2010 to March 2013; and Chief Financial Officer at 4Medica, a privately held software company, between March 2004 to November 2008. He was an Account Executive at Oracle-NetSuite from January 2014 to December 2015. Mr. DiSiena has held senior management positions at LVMH from 1999 to 2000 and at Lucent Technologies from 1995 to 1999. Mr. DiSiena has consulted at various companies, notably: Cetera Financial Group, Countrywide Bank, American Apparel, Dreamworks, Paramount Pictures, and HauteLook. He began his career as an auditor at Coopers & Lybrand, from 1988 to 1990. Mr. DiSiena holds a B.S. in Accounting with honors from New York University, a J.D. from Vanderbilt University, and an M.B.A. from Stanford University; and is both an attorney and a CPA.

Britt Glassburn, Director

Britt Glassburn was appointed as our Director on January 21, 2020. Britt Glassburn has spent nearly 30 years in the residential real estate industry, over the past six years focusing her attention to increasing the business acumen of real estate professionals through best-in-class technology tools and industry specific coaching. As the Chief Executive Officer of Social Life Network’s licensee, LikeRE.com, her focus is to ensure online success by real estate professionals through technology development.

Brian Lazarus, Director

Brian Lazarus was appointed as our Director on January 21, 2020. Brian Lazarus has spent over 40 years producing notable entertainment and experiential events with specialized skills at professional audio, video and digital tech. He is the co-founder and Executive Vice President of Media Star Promotions, one of the nation’s top branding, touring and strategic marketing agencies. His expertise in the design and execution of consumer experiences for regulated products blends seamlessly with the goals of the burgeoning cannabis space. Brian Lazarus is committed to increasing the depth of services provided by Social Life Network, MjLink, and its affiliates.

Todd Markey, Director

Todd Markey was appointed as our Director on January 21, 2020. Since April 1, 2019, Todd Markey has been the president of the MjMicro division of MjLink and directs the MjMicro events. Todd Markey has more than 10 years of finance and capital markets experience and is a trusted expert for micro-cap to small cap companies in expanding their investor and public relations. Additionally, he has assisted companies in the pre-IPO and up-listing process, from the OTC markets onto Nasdaq and NYSE stock exchanges.

Lynn Murphy, Director

Lynn Murphy was appointed as our Director on January 21, 2020. Lynn Murphy has specialized in sales and marketing as the founder and owner of several companies over the past 30 years. With an MBA and extensive C Suite level negotiations experience, he has grown companies from start-up to multi-million-dollar revenue generators. As the CEO of our licensee, Sports Social Network, and as our Director, Lynn Murphy combines his lifetime passion and involvement in hunting, fishing, and outdoorsmanship along with his skill sets in directing the technology needed to bring Sports Social Network divisions to the public markets, and providing us with a vital asset.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

EXECUTIVE COMPENSATION

The particulars of compensation paid to the following persons:

(a)	all individuals serving as our principal executive officer during the year ended December 31, 2018 and December 31, 2019;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended December 31, 2018 and December 31, 2019; and

who we will collectively refer to as the named executive officers, for all services rendered in all capacities to our company and subsidiaries for the years ended December 31, 2018 and December 31, 2019 are set out in the following summary compensation table:

Summary Compensation Table
Name and Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kenneth Tapp(1)	2019	(5)	-	-	-	-	-	-	-	-
Chairman, Chief Executive Officer, and Chief Technology Officer	2018	(4)	-	-	-	-	-	-	-	-

Mark DiSiena(2)	2019	(5)	120,000	-	-	-	-	-	-	120,000
Chief Financial Officer	2018	(4)	-	-	-	-	-	-	-	-

Gregory Todd Markey(3)	2019	(5)	60,000	8,000	-	-	-	-	6,000	74,000
Director of Investor Relations/ President of MjMicro/Director	2018	(4)	-	-	-	-	-	-	-	-

(1)	Kenneth Tapp was appointed as our Chief Executive Officer, Chief Technology Officer, and Chairman since inception and has not received any salary or benefits payments from either us or our parent company.

(2)	Mark DiSiena was appointed as our Chief Financial Officer on November 1, 2018, after being our consult from August 1, 2018 through October 31, 2018. Mark DiSiena is paid by our parent company and has not received any salary or benefits payments from us.

(3)	Gregory Todd Markey was appointed as our President of MjMicro on April 1, 2018; and was appointed as a Board Director as of January 21, 2020. Mr. Markey is paid by our parent company for any salary or benefits payments.

(4)	Year ended December 31, 2018.

(5)	Year ended December 31, 2019.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR

INDEPENDENCE

Other than as disclosed below, there has been no transaction, since January 1, 2020, or currently proposed transaction, in which our company was or is to be a participant and the amount involved exceeds $5,000, being the lesser of $120,000 or one percent of our total assets at December 31, 2018, and in which any of the following persons had or will have a direct or indirect material interest:

(a)	any director or executive officer of our company;
(b)	any person who beneficially owns, directly or indirectly, more than 5% of any class of our voting securities;
(c)	any person who acquired control of our company when it was a shell company or any person that is part of a group, consisting of two or more persons that agreed to act together for the purpose of acquiring, holding, voting or disposing of our common stock, that acquired control of our company when it was a shell company; and
(d)	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

We have software license agreements with Real Estate Social Network, Inc. and Sports Social Network, which provides that our licensees pay us a license fee of $125,000 per year or a period of two years and thereafter receive a 20% percentage of profits. Our Chief Executive Office, Kenneth Tapp owns 46.6% of our outstanding shares and is also the Chief Technology Officer of Real Estate Social Network and Sports Social Network and owns approximately 40% each of those entities through LVC Consulting, LLC, of which he is the only member. Our Chief Financial Officer, Andrew Rodosevich, owns 11.5% of our outstanding shares and is a Managing Member of Real Estate Social Network and Sports Social Network and owns approximately 10% of those entities through Rodosevich Investments, LLC, of which Andrew Rodosevich is the sole member. During our Fiscal Year 2018, our largest source of our revenues was $215,000 in social network platform licensing revenues, which constituted 97.5% of our total revenues, which were derived solely from the only 2 licensees we have agreements with, the Real Estate Social Network and Sports Social Network, which revenues are related party revenues.

Pricing for the license agreements were negotiated with the Chief Executive Officers of Real Estate Social Network and Sports Social Network using a “Royalty Flex-Rate” method per network end-user. Our Chief Executive Officer and prior-Chief Financial Officer represented us in the negotiations with Real Estate Social Network and Sports Social Network in our negotiations involving the license agreements.

This type of licensing is the standard when licensing intellectual property per users. The rates were determined by existing users in the Sports Social Network, and future predicted users in the Real Estate Social Network. We researched competing Social Network licensing platforms for pricing and features, and determined that the most similar to our Network Platform was SocialShared.com (https://www.socialshared.com/plans.html), which currently provides the United States Tennis Association with their own social network (Setteo.com) for $2.25 per month per end-user, a competitor to the Sports Social Network, Inc. website, RacketStar.com

Our related party revenue for Fiscal Year 2018 was $215,000 or 97.5% of gross revenue. As of March 31, 2019, our largest source of our revenues was $25,000 for the first quarter in social network platform licensing revenues, which constituted 90.9% of our total revenues.

On June 6, 2016, we issued 59,736,667 common stock shares to LVC Consulting, LLC. The shares are valued at $0.15, the closing stock price on the date of grant, for total non-cash expense of $8,960,500. The Managing Member of LVC Consulting is our Chief Executive Officer, Kenneth Tapp.

On June 6, 2016, we issued 59,736,667 common stock shares to Rodosevich Investments, LLC. The shares are valued at $0.15, the closing stock price on the date of grant, for total non-cash expense of $8,960,500. 50,000,000 of these shares were returned to the Company on December 7, 2017. On December 14, we issued 5,000,000 restricted common stock shares to Rodosevich Investments, LLC. The shares are valued at $0.13, the closing stock price on the date of grant, for total non-cash expense of $650,000. The Managing Member of Rodosevich Investments is our prior-Chief Financial Officer, Andrew Rodosevich.

On July 18, 2016, we executed a Note Payable with Andrew Rodosevich, the Company’s CFO, for $26,400 to pay for public company expenses. The note is unsecured, non-interest bearing and due December 31, 2019. As of December 31, 2018, the balance is zero dollars due.

On September 1, 2016, we executed a Note Payable with Like RE, Inc. for $53,000. Kenneth Tapp, our Chief Executive Officer also an officer with Like RE, Inc. The note is unsecured, non-interest bearing and due December 31, 2018. As of December 31, 2018, the balance is zero dollars due.

On November 1, 2018, the Company authorized the issuance of 500,000 restricted common stock shares to Mark DiSiena, Chief Financial Officer, for his CFO services. The shares are valued at $0.10 the closing stock price on the date of grant, for total non-cash expense of $50,000. On February 6, 2019, we authorized an additional 500,000 restricted common stock shares to Mark DiSiena, our Chief Financial Officer valued at $50,000. The 1,000,000 shares were issued during the three months ended March 31, 2019. For fiscal year ending 2019, Mr. DiSiena is expected to earn $120,000 of executive compensation.

During fiscal year 2019, the Company authorized the issuance of 1,000,000 restricted common stock shares to Todd Markey, Director of Investor Relations, for his services. The shares are valued at $0.10 the closing stock price on the date of grant, for total non-cash expense of $500,000. Mr. Markey is expected to earn $56,667 of compensation.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

WHERE YOU CAN FIND MORE INFORMATION

This Information Statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this Information Statement is delivered upon oral or written request, without charge.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

SOCIAL LIFE NETWORK, INC.

By:	/s/ Ken Tapp
Ken Tapp, CEO

Appendix A

1. Name of Corporation:

Social Life Network, Inc.

2. The articles of incorporation have been amended as follows:

ARTICLE IV

(AUTHORIZED SHARES)

Authorized Capital Stock. The maximum number of shares of capital stock that this Corporation is authorized to have outstanding at any one time is Ten Billion Four Hundred Million 10,400,000,000 shares, par value $0.001. The 10,400,000,000 shares of $0.001 par value capital stock of the Corporation shall be designated as follows:

●	10,000,000,000 Class A Common Stock Shares
●	300,000,000 Preferred Stock Shares
●	100,000,000 Class B Shares

Upon the filing and effectiveness of this amendment to the Corporation’s Articles of Incorporation, as amended, and continuing until March 31, 2021 (the “Effective Time”), and as determined by the Corporation’s Board of Directors in its sole discretion to effect a Reverse Stock Split of not less than 1 for 5,000 and no more than 1 for 25,000, each [*] shares of Common Stock issued and outstanding immediately prior to the Effective Time either issued and outstanding or held by the Corporation as treasury stock shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, without any further action by the Corporation or the holder thereof (the “Reverse Stock Split”); provided that no fractional shares shall be issued to any holder and that instead of issuing such fractional shares, the Corporation shall round shares up to the nearest whole number. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above.

The Corporation’s Board of Directors is hereby authorized, by resolution or resolutions thereof, to provide, out of unissued shares of Preferred Stock, a series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series, and the designation of such series, the voting and other powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights and series of Preferred Stock, and the qualifications, limitations or restrictions thereof, may differ from those of any and all other series of Preferred Stock at any time outstanding.

The Corporation’s Board of Directors is hereby authorized, by resolution or resolutions thereof, to provide, out of unissued shares of Class B Shares, a series of Class B Shares and, with respect to each such series, to fix the number of shares constituting such series, and the designation of such series, the voting and other powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights and series of Class B Shares, and the qualifications, limitations or restrictions thereof, may differ from those of any and all other series of Class B Shares at any time outstanding.

3. The vote by which the stockholders holding shares in the corporation entitling them to Exercise at least a majority of the voting power, or such greater proportion of the voting power exercise at least 51% of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: over 51%.

4. Effective date and time of offering: (optional) Date: Time:

5. Signature:

Ken Tapp, Chief Executive Officer